Exhibit 10.33


                      AMENDED AND RE-STATED LOAN AGREEMENT


                  THIS AGREEMENT made and entered into this first day of March, 2000, by and between EXIGENT INTERNATIONAL, INC., a Delaware corporation ("Exigent"), eXGNT, INC., a Delaware corporation ("eXGNT"), FOTOTAG, INC., a Delaware corporation ("Fototag"), GEC ACQUISITION CORPORATION, a Nevada corporation ("Acquisition"), GEC NORTH AMERICA CORPORATION, a Nevada corporation ("GEC"), MIDDLEWARE SOLUTIONS, INC., a Nevada corporation ("Middleware"), SOFTWARE TECHNOLOGY, INC., a Florida corporation ("Borrower") and THE HUNTINGTON NATIONAL BANK, whose address is 685 S. Babcock Street, Melbourne, Florida 32901 (the "Lender"). eXGNT, Fototag, Acquisition, GEC, and Middleware, are sometimes referred to collectively as the "Other Subsidiaries". Exigent and the Other Subsidiaries are sometimes referred to collectively as the "Guarantors".

                              W I T N E S S E T H:

                  WHEREAS, on August 12, 1999, Borrower completed a loan transaction with Lender for a revolving line of credit loan in the principal amount of TWO MILLION DOLLARS ($2,000,000.00) (the "Loan" or "Revolving Loan").

                  WHEREAS, Borrower, Guarantors and Lender wish to enter into this Agreement in order to amend and re-state the terms and conditions of the Loan.

                  NOW, THEREFORE, in consideration of the premises set forth above and the sum of TEN DOLLARS ($10.00) each to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged, Borrower, Guarantors and Lender do hereby agree as follows:


                                    ARTICLE I
                                 LOAN DOCUMENTS


                  Prior to any disbursements, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender the following documents (hereinafter collectively and together with this Agreement referred to as "Loan Documents"), all in a form satisfactory to Lender:

                  A. Note. Promissory Note for Line of Credit of even date herewith payable to the order of the Lender executed by Borrower, in the principal amount of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (referred to as "Note").

                  B. Uniform Commercial Code-Financing Statements (Local and State). Uniform Commercial Code-Financing Statements (local and state) covering all of Borrower's assets including, but not limited to: accounts, inventory, deposit accounts, general intangibles, contract rights, leasehold improvements, machinery, equipment, intellectual property, instruments, documents, chattel paper, trade names, trademarks and patents.

                  C. Guaranties. The unqualified and unconditional guaranty of Exigent, eXGNT, Acquisition, Fototag, Middleware, and GEC.

                  D. Security Agreement. As security for payment of the indebtedness evidenced by the Note, the Borrower shall execute and deliver to the Lender a Security Agreement of even date herewith (the "Security Agreement") pursuant to which the Borrower shall grant the Lender a second security interest in all of the assets of the Borrower described in the Security Agreement. Borrower agrees that all of the Liabilities of Borrower arising under the Loan Agreement shall be secured by the Collateral. Borrower further agrees that the Lender shall have sole discretion as to the manner of application of the sale or the disposition of the Collateral and shall be entitled to conduct one or more sales of the Collateral in addition to all other rights and remedies contained herein. As additional security for payment of the indebtedness evidenced by this Loan, the Guarantors shall execute an unconditional guarantee in favor of the Lender described in Paragraph C. above.

                  E. Other Documents. Such other documents as may be required by Lender in accordance with the terms of the Loan Commitment dated August 6, 1999 executed by Lender and Borrower in connection with the Loan ("Loan Commitment").

                  F. Definitions. Certain definitions of terms utilized in this Agreement are included in Exhibit 1, Definitions, commencing on page 19 hereof.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES


                  In order to induce the Lender to make the Loan, the Borrower and Guarantors make the following representations and warranties:

                  A. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Florida, and has the corporate power to own property and to carry out its businesses now being conducted, and is duly qualified as a foreign corporation to do business in every jurisdiction in the United States of America in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions. Exigent, eXGNT and Fototag are corporations duly organized, existing and in good standing under the laws of the State of Delaware. Middleware, Acquisition, and GEC are corporations duly organized, existing and in good standing under the laws of the State of Nevada. Borrower, Fototag, eXGNT, Middleware and Acquisition are wholly-owned subsidiaries of Exigent. GEC is a wholly- owned subsidiary of Acquisition.

                  B. Borrower is duly authorized under all applicable provisions of law to execute and deliver the Note and to execute, deliver and perform the Loan Agreement and the Security Agreement, all corporate action on its part required for the lawful execution, delivery and performance thereof has been duly taken and the Loan Agreement, the Security Agreement and the Note, upon the due execution and delivery thereof, will be the valid and enforceable instruments and obligations of Borrower in accordance with their terms. Neither the execution of the Loan Agreement, the Security Agreement nor the creation or issuance of the Note, nor the fulfillment of or compliance with their provisions and terms will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ or decree of the charter or bylaws of the Borrower or any agreement or instrument to which Borrower is now a party or create any lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which it is bound other than the security interest contemplated hereby.

                  C. No written approval of any federal, state or local governmental authority is necessary to carry out the terms of the Loan Agreement, the Security Agreement or the Note and no consents or approvals are required in the making or performance of the Loan Agreement, the Security Agreement or the Note.

                  D. Except as previously disclosed to Lender in writing, the audited consolidated balance sheet of the Borrower and Guarantors, as of December 31, 1998, is true and correct and the consolidated balance sheet of Borrower and Guarantors, dated as of September 30, 1999, and related statement of income for the quarter then ended, a copy of which has been provided to the Lender, is true and correct, subject to normal, year end adjustments and fairly presents the financial condition of the Borrower and Guarantors, all in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied and since September 30, 1999, no material adverse change in Borrower's and Guarantors' financial condition or business operation has occurred. Provided, however, that Lender acknowledges that Acquisition was not in existence until after September 30, 1999 and that GEC's financial statements previously have not been prepared in accordance with GAAP.

                  E. Except as previously disclosed to Lender in writing, there are no pending or threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of Borrower or Guarantors or in any way adversely affect or call into question the power and the authority of Borrower or Guarantors to enter into or perform the Loan Agreement, the Note or the Security Agreement.

                  F. No part of the proceeds of advances made pursuant to the Loan Agreement will be or have been used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Lender, Borrower shall furnish to the Lender, in connection with the loan made hereunder, a statement in conformance with the requirements of Federal Reserve Form U-l referred to in said Regulation. In addition, no part of the proceeds of the loan made hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of the Borrower.

                  G. Borrower and Guarantors as a consolidated entity are now solvent and able to pay their debts as they mature and Borrower and Guarantors collectively now own property whose fair salable value is treater than the amount required to pay their Indebtedness.

                  H. Borrower has not incurred any material or accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 or any liability to the Pension Benefit Guarantee Corporation established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Borrower.

                  I. Each of the representations and warranties of the Borrower contained in the Security Agreement are hereby reaffirmed in all respects as of the date hereof.

                  J. Neither this Loan Agreement nor any other Agreements contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

                  K. Borrower has good, indefeasible and merchantable title to the Collateral, free and clear of all liens, claims, security interests and encumbrances except as included on the balance sheet or otherwise disclosed to Lender in writing.

                  L. Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet described above, except for such assets as have been disposed of since the date of said financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges except as included on the balance sheet or otherwise disclosed to Lender in writing.

                  M. Except as disclosed to Lender in writing, neither Borrower nor Guarantors are parties to nor are they bound by any contract or agreement or subject to any charter or other corporate restrictions which adversely affect the business, properties or condition, financial or otherwise, of Borrower or Guarantors except as disclosed in the financial statements referenced above and notes thereto.

                  N. Borrower and Guarantors own, possess or have the right to use all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights material to the conduct of its businesses now conducted, without known conflict with any patent, license, trademark, trade name or copyright of any other Person.

                  The effectiveness of this Loan Agreement shall be subject to the continuing accuracy of all representations and warranties of the Borrower and Guarantors contained herein. Borrower and Guarantors covenant, warrant and represent to the Lender that all representations and warranties of Borrower and Guarantors contained in this Loan Agreement shall be true at the time of execution of the Loan Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

                                   ARTICLE III
                              CONDITIONS OF CLOSING


                  The effectiveness of the Loan Agreement shall be subject to the fulfillment of the following conditions precedent to the first advance under the Loan:

                  A. Borrower and Guarantors shall have delivered to the Lender the fully executed Security Agreement, Note, financing statements and other letters, instruments and documents as Lender shall require, including, but not limited to, a Certificate of good standing of the Borrower and Guarantors certified by the Secretary of State or other appropriate governmental authority accompanied by a certificate from the appropriate officer of Borrower and Guarantors certifying that the copy attached to such certificate of the Articles of Incorporation is complete and that the Articles of Incorporation have not been amended, annulled, rescinded or revoked since the date they were certified by the Secretary of State or other appropriate governmental authority, a copy of the bylaws of the Borrower and Guarantors in effect on the date of the Loan Agreement accompanied by a certificate from an appropriate officer of Borrower and Guarantors that the copy is true and complete and that the Bylaws have not been amended, annulled, rescinded or revoked since the date of the Bylaws or the last amendment reflected in the copy, if any, and a certificate of the Secretary certifying the names and true signatures of the Borrower and Guarantors authorized to sign the Loan Agreement, the Security Agreement, the Note and any Other Agreements to be executed and delivered hereunder.

                  B. The Borrower and Guarantors shall provide the Lender with a list(s) of all Indebtedness at the time of closing.

                  C. All instruments and documents incident to the issuance and delivery of the Note shall be reasonably satisfactory in form and substance to the Lender and Lender's counsel and the Lender shall have received the executed Loan Agreement, the Security Agreement and all other documents which it may reasonably request in connection therewith and copies of resolutions of Borrower and Guarantors authorizing the transactions contemplated by the Loan Agreement, such resolutions and other documents, when appropriate, to be certified by appropriate corporate or governmental authorities.

                  D. The Lender shall have received the Guaranty Agreements executed by the Guarantors.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS


                  The Borrower and each Guarantor further agrees that, so long as any Liabilities remain unpaid to Lender, it will comply with the following requirements:

                  A. As soon as practicable, in any event within forty-five (45) days after the end of each calendar quarter of each calendar year, deliver or cause to be delivered to the Lender a consolidated balance sheet of Borrower and Guarantors as at the last day of such quarter and related consolidated statement of income for such quarter and cumulative year to date for Borrower and Guarantors, setting forth in each case comparative form figures for the corresponding period in the preceding calendar Year, all in reasonable detail certified by an authorized officer of Borrower to have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis, subject to changes resulting from normal year-end adjustments.

                  B. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, deliver to the Lender (i) a consolidated balance sheet of Borrower and Guarantors as at the end of such Fiscal Year, and related consolidated statements of income and retained earnings and changes in financial position for such Fiscal Year, setting forth in each case comparative form figures for the corresponding period in the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Lender and certified by and containing an unqualified opinion of a nationally recognized firm of independent certified public accountants, and (ii) management letters, if any, delivered to the Borrower by such independent certified public accountants, in connection with their examination of such financial statements.

                  C. Together with each delivery of those items required by Paragraphs A. and B., above, Borrower shall deliver to the Lender an officer's certificate setting forth: (i) to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every agreement binding on and contained in this Loan Agreement and is not at the time in default of the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions hereof, and (ii) that no Default or Event of Default, as has been specified below, has occurred or specifying all such Defaults or Events of Default which they may have knowledge.

                  D. With reasonable promptness, deliver such additional financial or other date as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business operations or financial condition of the Borrower and Guarantors which may be furnished to it or come to its attention pursuant to this Loan Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Lender or to any Person which shall, or shall have the right or obligation, to succeed to all or any part of the Lender's interest in the Note or Other Agreements.

                  E. Promptly pay or cause to be paid all taxes, assessments and other governmental charges that may lawfully be levied or assessed upon the income or profits of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but provided further that any such tax, assessment, charge, levy or claim shall be paid, stayed or bonded forthwith upon the commencement of proceedings to foreclose any lien securing the same.

                  F. Do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights.

                  G. At its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage, fire, theft, explosion and all other hazards and risk ordinarily insured against by other owners or users of such properties in similar businesses, and maintain adequate workers' compensation insurance, and notify the Lender promptly of any event or occurrence causing a material loss or decline in the value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to the Lender. Upon request, the Lender shall be delivered the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to the Lender, showing loss payable to the Lender. Such endorsement, or an independent instrument furnished to the Lender, shall provide that the insurance companies will give the Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of the Borrower to loss or damage. Borrower and Guarantors hereby direct all insurers under such policies of insurance where loss or damage exceeds $25,000 under any such policy of insurance to pay all proceeds payable hereunder directly to the Lender. So long as no Default or Event of Default exists hereunder, at the option of the Borrower, in the case of insurance proceeds arising from the loss or damage of building and equipment, the proceeds may be used to replace or restore same. Should the Borrower elect not to replace or restore the lost property, any insurance proceeds shall be applied first to any accrued interest due to the Lender, then to the principal balance of the liabilities in such order as the Borrower may direct. Borrower irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as such Borrower's true and lawful attorney (and agent-in-fact), effective from and after the occurrence of a Default or Event of Default, for the purpose of making, settling and adjusting such claim under the policies of insurance (providing that the Lender shall consult with Borrower prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of Borrower on any check, draft or instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower, at any time or times hereafter, shall fail to maintain any of the policies of insurance required above or to pay any premium in whole or in part related thereto, then the Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) at any time or times hereafter obtain and take any other action with respect thereto which the Bank deems advisable. All sums so disbursed by the Lender, including reasonably attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand by Borrower and shall be additional Liabilities hereunder secured by the Collateral. The Lender agrees to give Borrower notice of payment of each and every premium paid by Borrower to insurers as required hereunder.

                  H. Maintain its property in good order and repair and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto.

                  I. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions and set up on its books such reserves as may be required by Generally Accepted Accounting Principles.

                  J. Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business.

                  K. Upon any officer of the Borrower or Guarantors obtaining knowledge of a Default or Event of Default hereunder or under any other obligation of Borrower or Guarantors, cause such officer or individual, as the case may be, to properly deliver to the Lender a certificate certifying the nature thereof, the period of existence thereof, and whatever action the Borrower proposes to take with respect thereto.

                  L. Upon any officer of the Borrower or Guarantors obtaining knowledge of a material litigation, dispute or proceedings being instituted or threatened against Borrower or Guarantors, or any attachment, levy, execution or other process being instituted against any assets of Borrower or Guarantors, cause such officer or individual, as the case may be, to promptly give the Bank written notice of such litigation, dispute, proceeding, levy, execution or other process.

                  M. Use it best efforts to comply with all of the requirements of the Employee Retirement Income Security Act of 1974 (ERISA) applicable to it and furnished to the Lender a statement of the principal financial officer of Borrower describing in reasonable detail any Reportable Event (as defined in ERISA).

                  N. Continue at all times to maintain its chief executive offices and principal place of business at Melbourne, Brevard County, Florida, except that the principal place of business of GEC may be in Charlotte, Mecklenburg County, North Carolina.

                  O. Maintain its primary operating banking accounts with the Lender.

                  P. With respect to the consolidated financial statements of Borrower and the Guarantors, maintain the following financial ratios in the amounts indicated below:

                           1. Maximum Total  Liabilities divided by Tangible Net
Worth of 3.50:l.00 at December 31, 1999 and quarterly thereafter.

                           2. Maximum Total Liabilities  divided by Tangible Net
Worth of 3.10:l.00 at June 30, 2000, and quarterly thereafter.

                           3. Maximum Total Liabilities  divided by Tangible Net
Worth of 2.75:l.00 at December 31, 2000 and quarterly thereafter.

                           4.  Minimum  Working  Capital  of   $2,000,000.00  at
September 30, 1999 and each quarter thereafter.

                           5. Minimum Current Ratio of l.30:l.0 at September 30,
1999 and each quarter thereafter.

                           6. Minimum Debt Service Coverage l.20 times at fiscal
year end December 31, 1999, and annually thereafter.


                                    ARTICLE V
                               NEGATIVE COVENANTS


                  Borrower and the Other Subsidiaries covenant and further agree that from the date hereof until payment in full the principal and interest under the Note, unless the Lender otherwise consents in writing, they will not:

                  A. Incur, create, assume or permit to exist any Indebtedness in excess of $100,000.00 other than the Indebtedness to the Lender (except the $1,000,000.00 subordinated promissory note issued by Acquisition and guaranteed by Exigent for the benefit of former GEC shareholders on or about December 9,
1999).

                  B. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind upon any of its properties or assets of any character under conditional sales or other title retention agreements in excess of $100,000.00 (except those mortgages, liens and security interests granted in favor of the Lender and except the $1,000,000.00 subordinated promissory note issued by Acquisition and guaranteed by Exigent for the benefit of former GEC shareholders on or about December 9, 1999).

                  C. Lend or advance money, credit or property in excess of $50,000.00 to any employee, officer, director, stockholder, or affiliate except in the ordinary course of the Borrower's business.

                  D. Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations (including the accounts payable) of any other Person, in excess of $50,000.00, other than the endorsements of negotiable instruments in the ordinary course of business for deposit or collection.

                  E. Enter into any transaction that materially and adversely affects the Collateral or Borrower's ability to repay the Liabilities or permit, other than in the ordinary course of business, or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any account including any terms relating thereto.

                  F. Merge or consolidate with any other corporation or sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets, outside of the normal course of business, except Borrower or any of the Other Subsidiaries may merge or consolidate with any other of them.

                                   ARTICLE VI
                               SPECIFIC PROVISIONS



                  A. Revolving Loan Amount. The maximum principal amount outstanding under the Revolving Loan at any time shall not exceed the lesser of the Borrowing Base (as defined in Exhibit 1 below) or Two Million Dollars ($2,000,000.00). On or before the first business day of each calendar month, Borrower and the Other Subsidiaries shall furnish to the Lender, in a form satisfactory to the Lender, a current Borrowing Base Certificate with all calculations and documentation necessary to determine the current Borrowing Base and the Borrowing Base set forth therein shall be deemed the Borrowing Base until receipt and approval by Lender of a new Borrowing Base Certificate.

                  B. Revolving Loan Rate. Except upon a Default, the interest rate for the Revolving Loan may be adjusted from time to time as follows:

                          1. If Exigent's most recent Form 10Q report  furnished
to Lender indicates the following ratios: Total Liabilities to Total Net Worth less than 1.50:1.0 and Working Capital in excess of $2,500,000.00, then the interest rate otherwise stated for the Revolving Loan shall be reduced by 0.50% for the subsequent calendar quarter.

                          2. If Exigent's most recent Form 10Q report  furnished
to Lender indicates the following ratios: Total Liabilities to Total Net Worth less than 1.00:1.0 and Working Capital in excess of $3,500,000.00, then the interest rate otherwise stated for the Revolving Loan shall be reduced by 0.75% for the subsequent calendar quarter.

                          3. For any calendar  quarter,  Borrower may elect that
the applicable interest rate under the Revolving Loan for such calendar quarter will be the Prime Rate or the Daily Fluctuating LIBO Rate plus 2.50% (as such terms are defined in the Note) by providing written notice of such election to Lender at least fifteen (l5) days prior to the end of the preceding calendar quarter; otherwise, the applicable interest rate for the preceding calendar quarter shall continue to be the applicable interest rate for the subsequent calendar quarter.

                    C.   Borrower shall provide to Lender the following:

                           (1) Quarterly, 10Q reports of Exigent and management reports including balance sheet, income statement and statement of cash flows, conforming to GAAP and prepared on a consolidated basis.

                           (2) Quarterly, contract status report detailing government and non-government contracts, contract value, estimated profit, estimated costs, costs to date, cost to complete, percent complete, actual earnings, and amount billed.

                           (3)      Annually,   projected  financial  statements
                                    for the next fiscal year prepared on not less than a quarterly basis.

                           (4)      All   borrowing  base  reports  as  normally
                                    reported for other debt.


                                   ARTICLE VII
                                     DEFAULT


                  If any one or more of the following events (hereinafter referred to as "Events of Default") shall occur:

                  A. Borrower defaults in the payment of the Liabilities when due and payable or declared due and payable; or

                  B. Borrower defaults in the payment of principal or interest on any other Liability, including any guarantee of indebtedness of another Person, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such Indebtedness is created, if the effect of such default is to cause or permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause such Indebtedness to become due prior to its stated maturity; or

                  C. Borrower or any Guarantor defaults in the performance or observance of any agreement or covenant contained herein or contained in any of the Other Agreements; or

                  D. Any representation or warranty made by Borrower or any Guarantor herein or in any writing furnished in connection with or pursuant to this Loan Agreement or any Other Agreements shall be false or misleading in any material respect on the date as of which made; or

                  E. The liquidation or dissolution of Borrower, or suspension of the business of Borrower or filing by Borrower of a voluntary petition or an answer seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of, or acquiescence in any such petition or proceeding the application by Borrower for, or the appointment by consent or acquiescence of, a receiver, trustee or custodian of Borrower, for all or substantial part of its property; the making by Borrower of an assignment for the benefit of creditors; the inability of Borrower or the admission by Borrower in writing of its ability to pay its debts as they mature; or

                  F. The filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Borrower for all or a substantial part of its property; the issuance of a warrant of attachment, execution or a similar process against any substantial part of the property of Borrower and the continuance of any such foregoing events for sixty
(60) days undismissed or undischarged; or

                  G. Any order is entered in any proceeding against Borrower decreeing the dissolution or split up of Borrower and such order remains in effect more than sixty (60) days; or

                  H. Any report, certificate, financial statement or other instrument delivered to the Lender by or in behalf of Borrower is false or misleading in any material respect at the time given; or

                  I. An uninsured final judgment, which with other outstanding uninsured final judgments against Borrower exceeds an aggregate of $100,000 shall be rendered against Borrower and within thirty (30) days after entry thereof such judgment shall not have been discharged or executed thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged, then at any time thereafter, the Lender may, at its option, declare the Note and all other Liabilities owing by the Borrower to the Lender to be forthwith due and payable, whereupon the Note and any other such Liabilities shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the Other Agreements to the contrary notwithstanding, and in addition the Lender may immediately proceed to foreclose all or part of its liens on or security interest in the Collateral and apply the proceeds of such foreclosure against the Liabilities secured thereby in such manner as it shall elect and exercise its rights under the Other Agreements and to do all other things provided for by law or by this Agreement or by the Other Agreements.


                                  ARTICLE VIII
                               GENERAL PROVISIONS


                  A. The Borrower further agrees to reimburse the Lender for all costs and out-of-pocket expenses, including fees of the Lender's special counsel, incurred in connection with the preparation, execution, delivery, modification, waiver and amendments of this Loan Agreement, the Note and the related documentation, and also all reasonable expenses incurred by the Lender (including reasonable attorneys' fees) in the collection of any Indebtedness incurred hereunder in the event of default by Borrower.

                  B. Borrower agrees to pay any and all documentary, intangible stamp or excise taxes now or after payable in respect of the Loan, this Loan Agreement or Other Agreements or any modifications thereof and hold the Lender harmless with respect thereto. The Borrower further agrees that the Lender may deduct from any advance the amount of any such documentary or intangible stamp tax payable with respect to such advance, the decision of the Lender as to the amount thereof to be conclusive, absent manifest error. Borrower gives the Lender the authority to debit its accounts maintained with the Lender for any principal, interest, fees or other Liabilities becoming due hereunder.

                  C. This Loan Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Loan Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Loan Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof.

                  D. Notwithstanding any other provision herein, the aggregate interest rate charged under the Note, including all charges or fees in connection therewith deemed in the nature of interest under Florida law, shall not exceed the maximum rate allowed by law. In the event the stated interest rate on the Note together with any other charge or fee deemed in the nature of interest exceeds the maximum legal rate, then the Lender shall have the right to make such adjustments as are necessary to reduce the aggregate interest rate to the maximum legal rate. The Borrower waives any right to prior notice of such adjustment and further agrees that such adjustment may be made by the Lender subsequent to notification from Borrower that the aggregate interest charged exceeds the maximum legal rate.

                  E. This Loan Agreement, the Security Agreement and the Note issued hereunder shall be governed in all respects by the laws of Florida.

                  F. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

                  G. Borrower and Lender hereby consent and agree that, in any actions predicated upon this Agreement, venue is properly laid in Brevard County, Florida, and that the Circuit Court for Brevard County, Florida shall have full jurisdiction to determine all issues arising out of or in connection with the execution and enforcement of this Agreement. Borrower waives to the fullest extent permitted under the laws of the State of Florida, any right, power or privilege to demand a jury trial with respect to any and all issues arising out of or in connection with the execution and/or enforcement of this Agreement.

                  H. Borrower warrants to Lender that, on and after the date of this Agreement, so long as any of the indebtedness under the Notes remains unpaid, Borrower and any material subsidiaries of Borrower (hereinafter referred to as the "Organization") are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean that all software, embedded microchips and other processing capabilities utilized by the Organization or the Organization's key suppliers, vendors and customers the failure of which would have a material adverse effect on the Organization or the key supplier, vendor or customer, will correctly process, sequence, and calculate, without interruption, all date and date related data for all dates to, through and after January 1, 2000, including leap year calculations, and shall recognize, store and transmit date data in a format which clearly indicates the correct century. Borrower shall deliver to Lender, upon Lender's reasonable request, all periodic internally and externally prepared evaluations and progress reports concerning the Organization's Year 2000 plan and Year 2000 readiness and such other information, documentation and materials as Lender may reasonably request from time to time in order to confirm that the Organization is Year 2000 Compliant and the method(s) used by the Organization to become Year 2000 Compliant.

                  IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.


                                  EXIGENT INTERNATIONAL, INC.,
                                  a Delaware corporation

                                  By:  /s/ Jeffery B. Weinress
                                     Jeffery B. Weinress,
                                     Assistant Secretary

(CORPORATE SEAL)


                                  eXGNT, INC., a
                                  Delaware corporation

                                  By:  /s/ Jeffery B. Weinress
                                     Jeffery B. Weinress,
                                     President and
                                     Assistant Secretary

                                          (CORPORATE SEAL)


                                  FOTOTAG, INC., a
                                  Delaware corporation

                                  By:  /s/ Jeffery B. Weinress
                                     Jeffery B. Weinress,
                                     Assistant Secretary

                                          (CORPORATE SEAL)

                                  GEC ACQUISITION CORPORATION, a
                                  Nevada corporation

                                  By:  /s/ Jeffery B. Weinress
                                     Jeffery B. Weinress,
                                     President

                                           (CORPORATE SEAL)


                                  GEC NORTH AMERICA CORPORATION,
                                  a Nevada corporation

                                  By:  /s/ Jeffery B. Weinress
                                     Jeffery B. Weinress,
                                     President

                                           (CORPORATE SEAL)


                                  MIDDLEWARE SOLUTIONS, INC., a
                                  Nevada corporation

                                  By:  /s/ Jeffery B. Weinress
                                     Jeffery B. Weinress,
                                     Assistant Secretary

                                           (CORPORATE SEAL)

                           SOFTWARE TECHNOLOGY, INC., a Florida corporation


                           By:  /s/ Jeffery B. Weinress
                              Jeffrey B. Weinress,
                              Assistant Secretary

                           (CORPORATE SEAL)

                           THE HUNTINGTON NATIONAL BANK


                           By:  /s/ Phillip Hayes
                              Name: Phillip Hayes
                              Title: Vice President

STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000, by Jeffery B. Weinress, as Assistant Secretary of EXIGENT INTERNATIONAL, INC., a Delaware corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.




                                         Print Name:
                                         Notary Public /s/ Patricia A. Frank
                                         Commission No.:
                                         My Commission Expires:


STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000, by Jeffery B. Weinress, as President and Assistant Secretary of eXGNT, INC., a Delaware corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.




                                          Print Name:
                                          Notary Public /s/ Patricia A. Frank
                                          Commission No.:
                                          My Commission Expires:

STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000, by Jeffery B. Weinress, as Assistant Secretary of FOTOTAG, INC., a Delaware corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.




                                           Print Name:
                                           Notary Public /s/ Patricia A. Frank
                                           Commission No.:
                                           My Commission Expires:


STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000 by Jeffery B. Weinress, as President of GEC ACQUISITION CORPORATION, a Nevada corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.




                                            Print Name:
                                            Notary Public /s/ Patricia A. Frank
                                            Commission No.:
                                            My Commission Expires:


STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000 by Jeffery B. Weinress, as President of GEC NORTH AMERICA CORPORATION, a Nevada corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.




                                            Print Name:
                                            Notary Public /s/ Patricia A. Frank
                                            Commission No.:
                                            My Commission Expires:

STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000, by Jeffery B. Weinress, as Assistant Secretary of MIDDLEWARE SOLUTIONS, INC., a Nevada corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.



                                            Print Name:
                                            Notary Public /s/ Patricia A. Frank
                                            Commission No.:
                                            My Commission Expires:


STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000 by Jeffery B. Weinress, as Assistant Secretary of SOFTWARE TECHNOLOGY, INC., a Florida corporation, on behalf of said corporation. Said person (check one) |x| is personally known to me, |_| produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or |_| produced other identification, to wit:_______________________.



                                            Print Name:
                                            Notary Public /s/ Patricia A. Frank
                                            Commission No.:
                                            My Commission Expires:


STATE OF FLORIDA
COUNTY OF BREVARD

                    The foregoing instrument was acknowledged before me this 1st day of March, 2000, by Phillip Hayes, as Vice President of The Huntington National Bank, a national banking corporation, on behalf of said state banking corporation. |x| He/She is personally known or |_| has produced ______________________________ as identification.




                                            Print Name:
                                            Notary Public /s/ Patricia A. Frank
                                            Commission No.:
                                            My Commission Expires:

                                    EXHIBIT 1

                                   Definitions

                  "Borrowing Base" will consist of up to 80% of "eligible" accounts receivable plus the lessor of either $750,000.00 or up to 50% of "eligible" contract receivables plus the lesser of either $l,500,000.00 or up to 50% of "eligible" Costs in Excess of Billings of Borrower and the Other Subsidiaries minus the existing balance on the $3,000,000.00 line of credit and the term debt which has a current balance of approximately $323,693.00.

                  "Eligible" is defined as: (l) Accounts receivable: amounts that are less than 90 days from invoice date; (2) Contracts receivable: amounts that are fully recoverable according to contract terms within one year. Contracts shall be submitted to Lender prior to funding request being made. Eligibility shall be determined by Lender in its sole discretion; (3) Costs in excess of billings: amounts that are to be billed as of the end of the current month. Provided, however, assets of GEC shall not be deemed Eligible until that certain promissory note payable by GEC to Lender in the amount of $1,000,000.00 and dated as of December 9, 1999 is satisfied. No advance will be made on accounts whose balance that is over 90 days from invoice date is over 25% of the total account balance.

                  "Collateral" means all of the accounts, inventory, equipment and other personal property of the Borrower described in the Security Agreement.

                  "Current Assets" means cash and all other assets or resources of the Borrower and the Guarantors that are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year, all determined in accordance with Generally Accepted Accounting Principles, including, but not limited to, inventory supported by outstanding import letters of credit.

                  "Current Liabilities" means the amount of all liabilities of the Borrower and the Guarantors that by their terms are payable within one year (including all indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year), all determined in accordance with Generally Accepted Accounting Principles, including, but not limited to, outstanding letters of credit.

                  "Tangible Net Worth" means the depreciated book value of all assets of Borrower and Guarantors less:

                    (i) intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, patents, trademarks, trade names, copyrights, franchises, licenses and deferred charges, such as (without limitation) unamortized costs and costs of research and development.

                    (ii) Total Liabilities,

                    (iii) treasury stock, and

                    (iv) advances to stockholders or affiliates of the Borrower.

                  "Total Liabilities" means the aggregate amount of all liabilities (i.e., claims of creditors of Borrower and Guarantors that are to be satisfied by the disbursement or utilization of corporate resources), including, but not limited to, all outstanding import letters of credit and negative goodwill of Borrower and Guarantors (excluding the $1,000,000.00 subordinated debt to the former GEC shareholders).

                  "Current Ratio" means the ratio of Current Assets to Current Liabilities.

                  "Default" means any event that, with the giving of notice, lapse of time, or both, would become an Event of Default.

                  "Fiscal Year" means the 12-month period ending on December 3l of each Calendar year and commencing on January lst of each calendar year.

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

                  "Indebtedness" means with respect to any Person, all indebtedness of such Person for borrowed money, all indebtedness of such Person for the acquisition of property other than purchases of products and merchandise in the ordinary course of business, indebtedness secured by any lien, pledge or other encumbrance on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business); all guarantees of Indebtedness of any other Person by such Person (including any agreement, contingent or otherwise, to purchase any obligation representing such indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or other balance sheet or income statement condition, or any other arrangement in substance effecting any of the foregoing); all leases and other items which in accordance with Generally Accepted Accounting Principles are classified as liabilities on a balance sheet; provided that in no event shall the term Indebtedness include capital stock, surplus and retained earnings, minority interest in the common stock of Subsidiaries, reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

                  "Liabilities" mean all liabilities, obligations and indebtedness of any and every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by the Lender and future advances made to or for the benefit of Borrower), whether arising under this Loan Agreement, or arising under the Note or arising under any of the Other Agreements or acquired by the Lender and from any other source, whether heretofore, now or hereafter owing, arising, due or payable from Borrower to the Lender and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including obligations of performance.

                  "Other Agreements" means the Note, the Guaranty Agreement, the Security Agreement, and all agreements, instruments and documents, including, without limitation, note, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, financing statements, certificates of title, trust account agreements and all other written matters whether heretofore, now or hereafter executed by or on behalf of Borrower or any Guarantor and delivered to the Bank, with respect to this Loan Agreement, or with respect to the transactions contemplated by this Loan Agreement.

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government agency or political subdivision thereof.

                  All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

                  All of the terms defined in this Loan Agreement shall have such defined meanings when used in the Other Agreements.